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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67307, 333-42239, 333-23733, 333-22935,
333-00539 and 033-58121) and in the Registration Statements on Form S-8 (Nos. 333-84417, 333-69449, 333-52773-1, 333-50919, 033-64198 and 333-37435) of Dana
Corporation of our report dated January 25, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Toledo, Ohio
March 10, 2000